EXHIBIT 4.1

INCORPORATED UNDER THE LAWS OF

DELAWARE

NUMBER

SHARES

CHENIERE ENERGY, INC.

This Certifies that

Specimen is the registered holder of Zero (0) Shares of Series B Convertible Preferred Stock, $0.0001 par value per share, of Cheniere Energy, Inc. transferable only on the books of the Corporation by the holder hereof in Person or by Attorney upon surrender of this Certificate properly endorsed

In Witness Whereof the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this day of A.D.

, President

, Secretary

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF UNLESS (i) SUCH DISPOSITION IS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN EXEMPTION THEREFROM AND (ii) SUCH DISPOSITION IS PURSUANT TO REGISTRATION UNDER ANY APPLICABLE STATE SECURITIES LAW OR EXEMPTION THEREFROM.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO VOTING AND OTHER RESTRICTIONS SET FORTH IN AN INVESTORS’ AGREEMENT, DATED AS OF AUGUST , 2008, COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE ISSUER.

CERTIFICATE

FOR

SHARES

OF

ISSUED TO

DATED

For Value Received, hereby sell, assign and transfer unto

Shares represented by the within Certificate, and do hereby

irrevocably constitute and appoint

Attorney to transfer the said Shares on the books of the within named

Corporation with full power of substitution in the premises.

Dated

In the presence of

NOTICE. THE SIGNATURE OF THIS ASSIGNMENT

MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE

FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT

ALTERATION ENLARGEMENT, OR ANY CHANGE WHATEVER.